As filed with the Securities and Exchange Commission on May 22, 2024

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MainStreet Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	81-2871064
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10089 Fairfax Boulevard Fairfax, VA	22030
(Address of Principal Executive Offices)	(Zip Code)

MainStreet Bancshares, Inc.

2019 Equity Incentive Plan (as amended)

(Full title of the plan)

Jeff W. Dick

Chairman, President and CEO

MainStreet Bancshares, Inc.
10089 Fairfax Boulevard

Fairfax, VA 22030
(Name and address of agent for service)

(703) 481-4567

(Telephone number, including area code, of agent for service)

Copy to:

Edward B. Crosland, Jr.

Jones Walker LLP

499 South Capitol Steet, SW, Suite 600

Washington, DC 20003

(202) 203-8100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	⌧	Smaller reporting company	⌧

		Emerging growth company	⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) is being filed by MainStreet Bancshares, Inc. (the “Registrant”) to register an additional 500,000 shares of its common stock, $4.00 par value per share (“Common Stock”), issuable to eligible participants under the MainStreet Bancshares, Inc. 2019 Equity Incentive Plan, as amended, which are securities of the same class and relate to the same employee benefit plan as those shares of Common Stock registered on the Registrant’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on August 7, 2019 (Registration No. 333-233077) which is hereby incorporated by reference, except to the extent modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

5.1           Opinion of Jones Walker LLP.

23.1         Consent of Yount, Hyde & Barbour, P.C.

23.2         Consent of Jones Walker LLP (included in Exhibit 5.1).

24.1         Powers of Attorney (included in the signature pages of this Registration Statement).

99.1         MainStreet Bancshares, Inc. 2019 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 16, 2024).

107          Calculation of Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Fairfax, Commonwealth of Virginia, on May 22, 2024.

                                                                MAINSTREET BANCSHARES, INC.

By:	/s/ Jeff W. Dick
Jeff W. Dick
Chairman, President and CEO (Duly Authorized Representative)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jeff W. Dick, Thomas J. Chmelik and Richard A. Vari, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Jeff W. Dick	Chairman, President and Chief Executive Officer	May 22, 2024
Jeff W. Dick	(Principal Executive Officer)
/s/ Thomas J. Chmelik	Senior Executive Vice President, Chief Financial Officer and Director	May 22, 2024
Thomas J. Chmelik	(Principal Financial Officer)
/s/ Richard A. Vari	Senior Vice President and Chief Accounting Officer	May 22, 2024
Richard A. Vari	(Principal Accounting Officer)
/s/ Elizabeth S. Bennett	Director	May 22, 2024
Elizabeth S. Bennett
/s/ Charles C. Brockett	Director	May 22, 2024
Charles C. Brockett
/s/ Rafael DeLeon	Director	May 22, 2024
Rafael DeLeon
/s/ Russell Echlov	Director	May 22, 2024
Russell Echlov
/s/ Darrell Green	Director	May 22, 2024
Darrell Green
/s/ Paul Thomas Haddock	Director	May 22, 2024
Paul Thomas Haddock
/s/ Patsy I. Rust	Director	May 22, 2024
Patsy I. Rust
/s/ Terry M. Saeger	Director	May 22, 2024
Terry M. Saeger